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                                                             EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in The Dial Corp's Registration Statements No.'s 33-41870, 33-57630, 33-65420, 33-
10150 and 33-65424 on Form S-8 and No.'s 33-57346 and 33-55360 on
Form S-3, of our reports dated February 25, 1994 on the consolidated financial statements and schedules of The Dial Corp appearing in this Annual Report on Form 10-K of The Dial Corp for the year ended December 31, 1993.

/s/Deloitte & Touche
Deloitte & Touche
March 25, 1994
Phoenix, Arizona